                                                                    EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                                          Six Months
                                                                              Period Ended                   Ended
                                                                           December 31, 1995           September 30, 1995
                                                                           -----------------           ------------------
                                                                              Pro          Pro forma
                                                         Historical          Forma        As Adjusted      Historical
                                                        ------------      ------------    ------------ ------------------
                                                                       (in thousands, except per share amounts)
PRIMARY:

Net income (loss)                                       $     (1,531)     $       (459)   $      5,059    $         80
                                                        ==============================================================

Shares as adjusted:
        Weighted average common shares outstanding        14,066,215        13,974,134      26,474,134      13,692,776
        Incremental shares from outstanding unit/stock
          options as determined under the treasury
          stock method                                             *                 *       3,111,350       1,167,258
                                                        --------------------------------------------------------------
Shares as adjusted                                        14,066,215        13,974,134      29,585,484      14,860,034
                                                        ==============================================================

Net income (loss) per share                             $      (0.11)     $      (0.03)   $       0.17    $       0.01
                                                        ==============================================================

FULLY DILUTED:

Net income (loss)                                       $     (1,531)     $       (459)   $      5,059    $         80
                                                        ==============================================================
Shares as adjusted:
        Weighted average common shares outstanding        14,066,215        13,974,134      26,474,134      13,692,776
        Incremental shares from outstanding unit/stock
          options as determined under the treasury
          stock method                                             *                 *       3,111,350       1,766,647
                                                        --------------------------------------------------------------
Shares as adjusted                                        14,066,215        13,974,134      29,585,484      15,459,423
                                                        ==============================================================

Net income (loss) per share                             $      (0.11)     $      (0.03)   $       0.17    $       0.01
                                                        ==============================================================


                                                                          Nine Months Ended
                                                                          September 30, 1996
                                                                          ------------------
                                                                                  Pro              Pro forma
                                                         Historical              Forma            As Adjusted
                                                        ------------          ------------       --------------
                                                                (in thousands, except per share amounts)
PRIMARY:

Net income (loss)                                       $     (2,210)         $        260       $        7,235
                                                        =======================================================

Shares as adjusted:
        Weighted average common shares outstanding        18,835,477            18,835,477           31,335,477
        Incremental shares from outstanding unit/stock
          options as determined under the treasury
          stock method                                             *             2,196,706            3,076,683

                                                        -------------------------------------------------------
Shares as adjusted                                        18,835,477            21,032,183           34,412,160
                                                        =======================================================

Net income (loss) per share                             $      (0.12)         $       0.01       $         0.21
                                                        =======================================================

FULLY DILUTED:

Net income (loss)                                       $     (2,210)         $        260       $        7,235
                                                        =======================================================

Shares as adjusted:
        Weighted average common shares outstanding        18,835,477            18,835,477           31,335,477
        Incremental shares from outstanding unit/stock
          options as determined under the treasury
          stock method                                             *             2,431,248            3,076,683
                                                        -------------------------------------------------------
Shares as adjusted                                        18,835,477            21,266,725           34,412,160
                                                        =======================================================

Net income (loss) per share                             $      (0.12)         $       0.01       $         0.21
                                                        =======================================================


* - Common stock equivilents were not considered as they would be anti-dilutive due to a net loss in the period.